[FORM OF]

                                SERVICE AGREEMENT


         This AGREEMENT made as of this __day of (MONTH), 2001 by and between__________, a Maryland corporation/Massachusetts Trust having its principal place of business at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992 (hereinafter called the "Corporation"/"Trust") and AIG SunAmerica Fund Services, Inc., a Delaware corporation, having its principal place of business at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992 (hereinafter called "Fund Services").


                              W I T N E S S E T H:
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         WHEREAS,  the Corporation desires to appoint Fund Services as its agent in connection with certain shareholder servicing activities, and Fund Services desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       TERMS OF APPOINTMENT; DUTIES OF FUND SERVICES

         A. Subject to the terms and conditions set forth in this Agreement, the Corporation hereby employs and appoints Fund Services to act, and Fund Services agrees to act, as servicing agent to assist State Street Bank and Trust Company and its affiliates, the Corporation's transfer agent (the "Transfer Agent") for the authorized and issued shares of common stock, $._____ par value of the Corporation (the "Shares"), in connection with certain services offered to the shareholders of the Corporation (the "Shareholders") as set out in the current prospectus of the Corporation, as may be amended from time to time, as on file with the Securities and Exchange Commission.

         B. Fund Services agrees that it will perform the following services:

                  (a) In accordance with procedures established from time to time between the Corporation, the Transfer Agent and Fund Services, Fund Services shall:

                  (i) receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the custodian of the Corporation authorized pursuant to the Articles of Incorporation of the Corporation (the "Custodian"):

                  (ii) pursuant to purchase orders, assist the Transfer Agent to issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;


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                  (iii)      receive for  acceptance,  redemption  requests  and
                             redemption directions and deliver the appropriate documentation therefor to the Custodian;

                  (iv) at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                  (v)        assist the  Transfer  Agent to effect  transfers of
                             Shares  by  the  registered   owners  thereof  upon
                             receipt of appropriate documentation;

                  (vi) assist the Transfer Agent to prepare and transmit payments for dividends and distributions declared by the Corporation; and

                  (vii) assist the Transfer Agent to maintain records of account for the Corporation and its Shareholders as to the foregoing.

2.       SERVICES WITH RESPECT TO THE REGISTRATION OF SHARES.

         On each day on which an issuance or redemption of Shares occurs, Fund Services shall assist the Transfer Agent to prepare for the Corporation account records opening, crediting, debiting and closing affected Shareholders' accounts as necessary to reflect the issuances or redemptions occurring on that day. All credits to Shareholders' accounts shall be for the price of the Shares at the time of purchase, determined in accordance with the Corporation's current prospectus.

3.       SHARE PRICE FOR PURCHASE AND REDEMPTION

         A. Fund Services shall assist the Transfer Agent to identify all share transactions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders, and shall compute the net effect upon the Corporation of such transactions so identified on a daily and cumulative basis.

         B. Fund Services shall supply to the Corporation monthly reports summarizing the transactions identified pursuant to paragraph A. above, and the daily and cumulative net effects of such transactions, and shall advise the Corporation at the end of each month of the net cumulative effect at such time.

4.       BOOKS AND RECORDS

         Fund Services shall prepare for the Corporation and assist the Transfer Agent in maintaining records showing for each Shareholder's account the following:

         A.   The  name,   address  and  tax   identification   number  of  such
              Shareholder;

         B.   The number of Shares held by such Shareholder;

         C. Historical information including dividends paid and date and price for all transactions;

         D.   Any stop or restraining order placed against such account;

         E. Information with respect to the withholding of any portion of income dividends or capital gains distributions;

         F. Any dividend or distribution reinvestment election, withdrawal plan application, and correspondence relating to the current maintenance of the account;

         G.   The   certificate   numbers   and   denominations   of  any  share
              certificates issued to such Shareholder; and

         H. Any additional information required by Fund Services to perform the services contemplated by this Agreement.

         Any such records required to be maintained by the Corporation pursuant to Rule 31a-1 under the Investment Company Act of 1940, as amended (the "Act") or any successor rule shall be preserved by the Transfer Agent or Fund Services for the periods prescribed by Rule 31a-2 under the Act or any successor rule. Such record retention shall be at the expense of the Corporation. Fund Services may, at its option at any time, turn over to the Corporation and cease to retain records created and maintained by Fund Services pursuant to this Agreement which are no longer required by Fund Services to perform the services contemplated by this Agreement. If not turned over to the Corporation, such records shall be preserved by Fund Services for six years from the year of creation, during the first two of which years such records shall be in readily accessible form. At the conclusion of such six-year period, such records shall either be turned over to the Corporation or destroyed in accordance with the Corporation's authorization.

5.       INFORMATION TO BE FURNISHED TO THE CORPORATION

         Fund Services shall assist the Transfer Agent to furnish to the Corporation periodically as agreed upon between the Corporation, Fund Services and the Transfer Agent the following information:

         A. Copies of the daily transaction register for each business day of the Corporation;

         B.   Copies of all dividend, distribution and reinvestment blotters;

         C. Schedules of the quantities of Shares distributed in each state for purposes of any state's laws or regulations as specified in instructions given to Fund Services from time to time by the Corporation or its agents;

         D.   Reports  on   transactions   described  in  Paragraph  3  of  this
              Agreement.


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

         E.   Such  other   information,   including   Shareholder   lists,  and
              statistical information as may be requested by the Corporation from time to time.

6.       CONFIRMATIONS AND STATEMENTS OF ACCOUNT

         Fund Services shall assist the Transfer Agent to prepare and mail to each Shareholder at his address as set forth on the transfer books of the Corporation such confirmations of the Corporation for each purchase or sale of Shares by each Shareholder and periodic statements of such Shareholder's account with the Corporation as may be specified from time to time by the Corporation.

7.       CORRESPONDENCE

         Fund Services shall respond to correspondence from Shareholders relating to their accounts with the Corporation and such other correspondence as may from time to time be mutually agreed upon by the Corporation, the Transfer Agent and Fund Services.

8.       PROXIES

         Fund Services shall assist the Transfer Agent to mail to Shareholders notices of meetings, proxy statements, forms of proxy and other material supplied to it by the Corporation in connection with Shareholder meetings of the Corporation and shall receive, examine and tabulate returned proxies and certify such tabulations to the Corporation in such written form as the Corporation may require.

9.       FEES AND CHARGES

         A. For the services rendered by Fund Services as described above, subject to the conditions described below, the Corporation shall pay to Fund Services a fee calculated and payable monthly based upon the annual rate of .22% of average daily net assets. Fund Services shall also be reimbursed for the cost of forms used by it in communicating with Shareholders of the Corporation or specially prepared for use in connection with its services hereunder, as well as the cost of postage, telephone and telegraph (or similar electronic media) used in communicating with Shareholders of the Corporation. It is agreed in this regard that Fund Services, prior to ordering any form shall obtain the written consent of the Corporation. All forms for which Fund Services has received reimbursement from the Corporation shall be the property of the Corporation. Such fees and out-of-pocket expenses and advances described herein may be changed from time to time subject to mutual written agreement between the Corporation and Fund Services.


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

         B. No fee shall be payable to Fund Services pursuant to this Agreement in the event that the Board of Directors of the Corporation (the "Directors") determines that Fund Services did not provide the services required by this Agreement or provided services which were inadequate as determined by the Directors, in its sole discretion.

10.      COMPLIANCE WITH GOVERNMENT RULES AND REGULATIONS

         The Corporation understands and agrees that it shall be solely responsible for ensuring that each prospectus of the Corporation complies with all applicable provisions of, or regulations adopted pursuant to, the Securities Act of 1933, as amended (the "Securities Act"), the Act, and any other laws, rules and regulations of Federal, state or foreign governmental authorities having jurisdiction in connection with the offering or sale of Shares.

11.      REPRESENTATIONS AND WARRANTIES OF FUND SERVICES

         Fund Services represents and warrants to the Corporation that:

         A. It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

         B. It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

         C. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         D. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

12.      REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         The Corporation represents and warrants to Fund Services that:

         A. It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

         B. It is empowered under applicable laws and by its Declaration of Corporation and By-Laws to enter into and perform this Agreement.

         C. All proceedings required by said Declaration of Corporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

         D. It is an investment company registered under the Act .


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

         E. A registration statement under the Securities Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Corporation being offered for sale; information to the contrary will result in immediate notification to Fund Services.

13.      INDEMNIFICATION

         A. Fund Services shall not be responsible for, and the Corporation shall indemnify and hold Fund Services harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

                  (a) All actions of Fund Services or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

                  (b) The Corporation's refusal or failure to comply with the terms of this Agreement, or which arise out of the Corporation's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Corporation hereunder.

                  (c) The reliance on or use by Fund Services or its agents or subcontractors of information, records and documents which (i) are received by Fund Services or its agents or subcontractors and furnished to it by or on behalf of the Corporation, and (ii) have been prepared or maintained by the Corporation.

                  (d) The reliance on, or the carrying out by Fund Services or its agents or subcontractors of any instructions or requests of the Corporation representative.

                  (e) The offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any Federal agency or any state with respect to the offer or sale of such Shares in such state.

         B. Fund Services shall indemnify and hold the Corporation harmless from Fund Services refusal or failure to comply with the terms of this Agreement, or which arise out of Fund Services lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of Fund Services or its agents or subcontractors hereunder.

         C. At any time Fund Services may apply to any officer of the Corporation for instructions, and may consult with outside legal counsel with respect to any matter arising in connection with the services to be performed by Fund Services under this Agreement, and Fund Services and its agents or subcontractors shall not be liable and shall be indemnified by the Corporation for any action taken or omitted by it in reliance upon such instructions or upon the



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

opinion of such counsel. Fund Services, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Corporation, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided Fund Services or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or other similar means authorized by the Corporation, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation. Fund Services, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the appropriate officer or officers of the Corporation, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

         D. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

         E. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

         F. In order that the indemnification provisions contained in this Paragraph 13 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

14.      FURTHER ACTIONS

         Each party agrees to perform such further acts and execute and deliver such further documents as are necessary to effectuate the purposes hereof.

15.      AMENDMENT, TERMINATION AND DELEGATION OF OBLIGATIONS

         Upon its approval by the Directors and appropriate execution, this Agreement shall remain in effect for two years and thereafter automatically for successive one-year periods, provided that such continuance is specifically approved at least annually by a vote of a majority of the Directors and by a majority of the members who are not parties to this Agreement or interested persons, as defined in the Act, of any such party. The Directors shall approve and renew this Agreement upon determining that the fees provided by Paragraph 9 of this Agreement are fair and reasonable in light of the usual



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

and customary charges made by others for services of the same nature and quality. This Agreement may be modified or amended from time to time by written agreement between the parties hereto. This Agreement may be terminated at any time by one hundred twenty (120) days' written notice given by one party to the other. Upon termination hereof, the Corporation shall pay to Fund Services such compensation as may be due as of the date of such termination, and shall likewise reimburse Fund Services in accordance herewith for its costs, expenses and disbursements.







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

16.      ASSIGNMENT

         A. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

         B. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

17.      NEW YORK LAW TO APPLY

         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


                                            [CORPORATION/TRUST]

                                            By:
                                                  Name:
                                                  Title:






                                            AIG SUNAMERICA FUNDS SERVICES, INC.

                                            By:
                                                  Name:
                                                  Title:






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